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                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of BRE Properties, Inc. for the registration of $300,000,000 in Debt Securities, Preferred Stock, Common Stock, Common Stock Warrants and Depositary Shares, and to the incorporation by reference therein of our report dated August 9, 1996, with respect to the financial statements of BRE Properties, Inc. included in its Transition Report on Form 10-K for the five months ended December 31, 1995, our report dated March 15, 1996 with respect to the financial statements of Real Estate Investment Trust of California included in BRE Properties, Inc.'s Current Report on Form 8-K/A dated March 15, 1996, and our report dated December 9, 1996 with respect to the Statement of Gross Income and Direct Operating Expenses of Foster's Landing Apartments including in BRE Properties, Inc.'s Current Report on Form 8-K/A dated December 9, 1996, filed with the Securities and Exchange Commission.





/s/Ernst & Young LLP

San Francisco, California
January 22, 1997